UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 28, 2015

SIBLING GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-0270334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

901 Mopac Expressway South Barton Oaks Plaza One, Suite 300 Austin, TX 78746
(Address of principal executive offices)

(512) 329-1905

(Registrant’s telephone number, including area code)

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

Entry into a Material Definitive Agreement.

In furtherance of the previously disclosed letter of intent (see our current report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2014), Sibling Group Holdings, Inc. (“we,” “us,” “our,” or the “Company”) entered into and completed the initial closing pursuant to a share exchange agreement (the “Share Exchange Agreement”) with Urban Planet Media & Entertainment, Corp. (“Urban Planet Media”) and the Urban Planet Media’s shareholders on January 28, 2015. We agreed to issue up to 10,500,000 shares of our unregistered common stock, $0.0001 par value (the “Common Stock”) and 500,000 shares of our Series A Convertible Preferred Stock to the shareholders of Urban Planet Media holding 8,954,281 shares of its issued and outstanding common stock (the “Share Exchange”), such shares representing 100% of the issued and outstanding common stock of Urban Planet Media. In addition, we agreed to reserve for issuance within 30 days after the completion of the acquisition of a 100% interest in Urban Planet Media 2,000,000 shares of our Common Stock as designated by Urban Planet Media’s Chief Executive Officer to individuals or entities whose past, present and/or potential contributions to Urban Planet Media have been, are or will be important to its success.

We completed an initial closing pursuant to the Share Exchange Agreement whereby we acquired approximately 61.7% of Urban Planet Media’s outstanding common stock in exchange for 6,481,360 shares of our Common Stock and 308,635 shares of our Series A Preferred Stock. We plan to complete the acquisition of an additional 3,427,051 shares of Urban Planet Media common stock pursuant to the Share Exchange Agreement by issuing 4,018,640 shares of our common stock and 191,365 shares of our Series A Preferred no later than February 27, 2015. Upon completion of this part of the acquisition, Urban Planet Media will become our wholly owned subsidiary and our pro-forma shares of Common Stock outstanding giving effect to the acquisition of Urban Planet Media is expected to be approximately 61,342,973.

Pursuant to the terms of the Share Exchange Agreement, we agreed to appoint one person designated by Urban Planet Media to serve on the Company’s board of directors. In addition, we agreed to appoint Brian A. OliverSmith as our Chief Executive Officer.

The Share Exchange Agreement contains customary representations, warranties, covenants and indemnification provisions.

Urban Planet Mobile is a mobile media company providing high-value content and solutions in the education, healthcare and literacy markets offering educational products created for mobile, tablet, and computer.  The company is a recipient of the GSMA Global Mobile Award for Best Mobile Learning Innovation winner, a 2013 CODiE Award Finalist, a Frost & Sullivan Most Innovative App designee, a Gartner Cool Vendor in Education Technology, and the creator of the USAID funded MobiLiteracy™ program in Uganda. Urban Planet Mobile’s products are available worldwide, with business in 40 countries. With its pioneering audio SMS with IVR delivery, the company’s mobile learning products can be accessed on mobile phones around the world.

Following the closing of the Share Exchange, we intend to continue Urban Planet Media’s historical businesses.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to such Share Exchange Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated herein by reference.

Item 2.01

Completion of Acquisition or Disposition of Assets.

The information called for by this Item 2.01 is contained in Item 1.01 hereof and incorporated herein by reference.

Item 3.02

Unregistered Sales of Equity Securities.

Under the Share Exchange Agreement described in Item 1.01 of this current report on Form 8-K, we agreed to exchange 10,500,000 shares of our common stock and 500,000 shares of Series A Preferred for 8,954,281 shares of common stock of Urban Planet Media.

In the issuances of our common stock, the recipients were accredited investors and the issuances were exempt from registration under the Securities Act of 1933, as amended, in reliance on an exemption provided by Section 4(a)(2) and Regulation S of that act.

Item 5.01

Changes in Control of Registrant.

The information called for by this Item 5.01 is contained in Item 1.01 hereof and incorporated herein by reference.

Except as described herein, there were no arrangements or understandings among members of both the former and new control groups and their associates with respect to the election of directors or other matters. As required to be disclosed by Regulation S-K Item 403(c), there are no arrangements, known to the Company, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2015, pursuant to the terms of the Share Exchange Agreement, Maurine Findley resigned as our Chief Executive Officer and was appointed as Chairman of the Board of Directors. In addition, we appointed Brian A. OliverSmith as our Chief Executive Officer and as a member of our board of directors. On the same date, Amy Lance and Mack Leath resigned from our board. Ms. Findley, who will continue to serve as a director, was appointed as Chairman of the Board.

Mr. OliverSmith, age 52, founded Urban Planet Media in 2008 and has served as its CEO since that time. We entered into an employment agreement (the “Employment Agreement”) with Mr. OliverSmith on January 28, 2015. The Employment Agreement has a term of two years and shall automatically renew for successive one-year terms unless terminated in accordance with its terms. Pursuant to the terms of the Employment Agreement, we agreed to pay Mr. OliverSmith an annual salary of at least $160,000, which amount shall increase a minimum of 7% annually commencing January 1, 2016. In addition, Mr. OliverSmith is eligible for an annual bonus. The Employment Agreement contains a one-year non-competition clause and a one-year non-solicitation clause.

The Employment Agreement may be terminated by the Company for good cause (as such term is defined in the Employment Agreement) or upon Mr. OliverSmith’s disability, only upon a vote of the Company’s board of directors at a meeting after 30 days’ prior written notice to Mr. OliverSmith of such meeting and after Mr. OliverSmith has been given the opportunity to be heard before the board of directors. The Employment Agreement may be terminated by Mr. OliverSmith upon notice to the board of directors. If the termination is for good reason (as such term is defined in the Employment Agreement), Mr. OliverSmith must provide the Company 30 days to cure the basis claimed for good reason termination.

If the Company terminates the Employment Agreement other than for good cause, death or disability, or Mr. OliverSmith terminates the Employment Agreement for good reason, Mr. OliverSmith is entitled receive a severance payment in cash in an amount equal to one year’s annualized base salary amount.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to such Employment Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 29, 2015, the Company filed a Certificate of Designation of Powers, Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designation”) to, among other things:

(i)

create the Series A convertible preferred stock (the “Preferred Stock”) consisting of 500,000 shares of preferred stock, with a par value of $0.0001 per share and a stated value equal to $10.00 per share,

(ii)

provide that each share of Preferred Stock shall be entitled to one vote; provided, however, that the Company may not take certain actions without the prior written consent of the holders of at least 51% of the outstanding shares of Preferred Stock,

(iii)

provide that the holders of Preferred Stock are entitled to receive dividends as set forth in the Certificate of Designation,

(iv)

provide that each share of Preferred Stock shall be convertible into shares of common stock at any time and from time to time as provided in the Certificate of Designation from after 24 months after the original issue date,

(v)

provide that each share of Preferred Stock shall be convertible into shares of common stock upon the occurrence of certain stated events, including a change in control, liquidation, dissolution or winding up of the Company, as provided in the Certificate of Designation, and

(vi)

provide that the holders of Preferred Stock are entitled to receive out of the assets, whether capital or surplus, of the Company, an amount equal to the stated value, plus any accrued and unpaid dividends thereon and any other fees or liquidated damages then due and owing under the Certificate of Designation, before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets and funds of the Company shall be distributed ratably among the Preferred Stock holders.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to such Certificate of Designation, which is filed as Exhibit 3.1 hereto, and is incorporated herein by reference.

Item 7.01

Regulation FD Disclosure.

On January 30, 2015, the Company issued a joint press release with Urban Planet Media regarding the execution of the Share Exchange Agreement.  The press release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01

Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial information that is required pursuant to this Item will be filed by amendment not later than 71 calendar days after the date that this initial current report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit	Description

2.1

Share Exchange Agreement by and among Sibling Group Holdings, Inc., Urban Planet Media & Entertainment, Corp. and the Shareholders of Urban Planet Media & Entertainment, Corp. dated as of January 28, 2015.

3.1	Certificate of Designation of Powers, Preferences and Rights of Series A Convertible Preferred Stock dated January 29, 2015.
10.1	Employment Agreement dated as of January 28, 2015 by and between Sibling Group Holdings, Inc. and Brian A. OliverSmith.
99.1	Press Release dated January 30, 2015 (furnished herewith).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sibling Group Holdings, Inc.

Date: January 30, 2015	By:	/s/ Brian OliverSmith
Brian OliverSmith, Chief Executive Officer

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